Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made this 7th day of July, 2010 by and between Nanchang Best Animal Husbandry Co., Ltd., a corporation organized under the laws of the People’s Republic of China having its principal place of business at 1095 Qinglan Avenue, Eco & Technology Development Zone, Nanchang, Jiangxi Province (the “Seller”), and Shandong AgFeed Agribusiness Co., Ltd., a corporation organized under the laws of the People’s Republic of China having its principal place of business at No. 4 Chuangye Street, East Development Zone, Tai’an City, Shandong Province (the “Purchaser”).  The Purchaser and the Seller may collectively be referred to as the “Parties” and, individually, as a “Party.”

RECITALS:

WHEREAS, the Seller is the record holder of 100% of the issued and outstanding registered capital (the “Purchased Securities”) Hainan HopeJia Feed Co., Ltd., a corporation organized under the laws of the People’s Republic of China (the “Company”); and

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Purchased Securities in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants stated below, the Parties hereto agree as follows:

Article 1.  Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with, such Person; (ii) any Person owning five percent (5%) or more of the outstanding stock of such Person; and (iii) any Person who is a director, officer or key employee of such Person or of any Person described in clause (i) above.  As used herein, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Securities Purchase Agreement, including all exhibits hereto, as the same may hereafter be amended, modified or supplemented from time to time.

“Approvals” shall mean any and all permits, consents, acceptances of filings and reports, authorizations, and other approvals from any relevant government authority or agency in China, United States of America, or the British Virgin Islands.

“Authority” shall mean any governmental, legislative, executive, regulatory or administrative body, or any court of judicial authority, whether international, national or local, or any subdivision, agency, authority, board, bureau, commission, office or instrumentality thereof.

“Business Day” shall mean any day that is not a Saturday, Sunday or national holiday in China.

“China” shall mean the People’s Republic of China.

“Closing” shall mean the closing of the transactions under this Agreement.

“Closing Date” shall mean the date of the Closing to be mutually agreed by the Parties, which date shall be July 7, 2010, or within three (3) Business Days after the satisfaction or the waiver of the conditions precedent to the Parties’ obligations hereunder, or at such other date, time and place as shall be mutually agreed by the Parties.

“Consideration” shall have the meaning specified in Article 2.1 hereof.

“Contract” shall mean a contract or agreement to a Party is a party.

“Final Purchase Price” shall have the meaning specified in Article 2.1 hereof.

“ICC” shall mean the International Chamber of Commerce.

“Indemnified Party” shall have the meaning specified in Article 7.1 hereof.

“Indemnifying Party” shall have the meaning specified in Article 7.1 hereof.

“Law” shall mean any law, statute, regulation, ordinance, requirement, notification or other binding action or requirement of any Authority, or any fiduciary duty or obligation provided by the statutory laws.

“Lien or Other Encumbrance” shall mean any lien, pledge, mortgage, security interest, lease, charge, conditional sales contract, option, restriction, reversionary interest, right of first refusal or other transfer restriction, voting trust arrangement, preemptive right, claim, easement or any other encumbrance, adverse claim or right or demands of any nature whatsoever.

“Losses” shall mean all losses, liabilities, damages, deficiencies, suits, debts, obligations, interest, penalties, expenses, judgments or settlements of any nature or kind, including all costs and expenses related thereto, including without limitation reasonable attorneys’ fees and disbursements, court costs, amounts paid in settlement and expenses of investigation, whether at law or in equity, whether known or unknown, foreseen or unforeseen, of any kind or nature.

“Person” shall mean any natural person, entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual, nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

“Preliminary Purchase Price” shall have the meaning specified in Article 2.1 hereof.

“RMB” shall mean Renminbi, the official currency of China.

Article 2.  Sale and Purchase of the Shares.

2.1  Sale and Purchase.  Subject to the terms and conditions of this Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall buy from the Seller, the Purchased Securities, for a purchase price equal to the sum of the registered capital, additional paid-in capital and the cumulative profits of the Company through July 31, 2010 less the cumulative losses of the Company through July 31, 2010 (such sum, the “Consideration”),  which purchase price shall be paid by the Seller by wire transfer of immediately available funds to a bank account designated by the Purchaser, in writing in accordance with the following paragraph.

Prior to July 31, 2010, Purchaser shall pay an amount equal to Twelve Million Renminbi (RMB 12,000,000) (the “Preliminary Purchase Price”).  Prior to September 15, 2010, Purchaser and Seller shall jointly calculate the Consideration as of July 31, 2010 (the “Final Purchase Price”).  Prior to September 30, 2010, to the extent the Final Purchase Price exceeds the Preliminary Purchase Price, the Purchaser shall pay the Seller an amount equal to such difference.  Prior to September 30, 2010, to the extent the Preliminary Purchase Price exceeds the Final Purchase Price, the Seller shall pay the Purchaser an amount equal to such difference by wire transfer of immediately available funds to a bank account designated by the Purchaser in writing.

2.2  Closing.  Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article 5 of this Agreement, the Closing shall take place at the offices in Nanchang, Jiangxi Province of the Seller, or such other location agreed upon by the Parties, beginning at 11:00 A.M. local time on the Closing Date.

Article 3.  Closing Deliveries.

3.1  Deliveries by the Seller.  At the Closing, the Seller shall deliver, or cause to be delivered:

(i)  All outstanding certificates representing the Purchased Securities, duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Seller, with all required stock transfer stamps, if any, affixed, free and clear of any Liens or Other Encumbrances; and

(ii)  Such other documents as the Purchaser shall reasonably request in writing.

3.2  Deliveries by the Purchaserg.  The Purchaser shall deliver, or cause to be delivered:

(i)  The Preliminary Purchase Price by wire transfer to an account of the Seller designated by written notice to the Purchaser on the dater hereof, in immediately available funds, in accordance with Article 2.1; and

(ii)  At the Closing, such other documents as the Seller shall reasonably request in writing.

Article 4.  Representations and Warranties.

4.1  Representations and Warranties of the Seller.  The Seller represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing Date with the same force and effect as if made at and as of such time as set forth below, and acknowledges that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Shares and the completion of the other transactions contemplated hereunder:

(i)  Authority and Enforceability.  The Seller has full power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the purchase and sale of Shares contemplated hereby.  The execution, delivery and performance of this Agreement by the Seller and the consummation of the purchase and sale of Purchased Securities contemplated hereby, have been duly authorized by all requisite corporate action of the Seller.  The Seller has duly executed and delivered this Agreement which constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  To ensure the legality, validity, enforceability or admissibility into evidence in China of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in China other than filing hereof as required under the Law of China  (which filing does not affect the validity or enforceability of this Agreement).

(ii)  Ownership of Shares.  The Seller owns all of the Purchased Securities, and such Securities are fully paid and non-assessable, free and clear of any Lien or Other Encumbrance.  Upon the delivery of and payment for the Purchased Securities at the Closing as provided for in this Agreement, the Purchaser will acquire good and valid title, free and clear of any Lien or Other Encumbrance, to the Purchased Securities upon receipt of book transfer of the Purchased Securities.  The Purchased Securities constitute all of the issued and outstanding capital securities of the Company.

(iii)  No Violation.  The execution, delivery and performance of this Agreement by the Seller, and the consummation of the purchase and sale of the Purchased Securities contemplated hereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination or amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien or Other Encumbrance (or any obligation to create any Lien or Other Encumbrance) upon any of the properties or assets of the Seller under, (a) any Law of any Authority having jurisdiction over the Seller or any of its properties or assets, (b) any provision of any of the constituent documents of the Seller, or (c) any Contract, or any other agreement or instrument to which the Seller is a party or by which any of its properties or assets may be bound, and with respect to each of (a), (b), and (c) above, there is no pending action alleging any such violation.

(iv)  Due Organization.  The Seller is an entity duly organized, validly existing and, if applicable under the laws of its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization, and has full power and authority to, conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

(v)  Government Approvals.  Except as set forth on Schedule 4.1(v)(1), no Approval of any Chinese Authority is required for the sale of the Purchased Shares or the consummation by the Seller of the transactions contemplated by this Agreement.

(vi)  Survival of Representations and Warranties.  Each of the representations and warranties of the Seller in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force thereafter.

4.2  Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Seller as of the date of this Agreement and as of the Closing Date with the same force and effect as if made at and as of such time as follows, and confirms that the Seller is relying upon the accuracy of each of such representations and warranties in connection with the sale of the Purchased Securities and the completion of the other transactions contemplated hereunder:

(i)  Authority and Enforceability.  The Purchaser has full power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the purchase and sale of the Purchased Securities contemplated hereby.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the purchase and sale of the Purchased Securities contemplated hereby, have been duly authorized or will be duly authorized prior to the Closing by all requisite corporate action of the Purchaser.  The Purchaser has duly executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms in China, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii)  No Violation.  The execution, delivery and performance of this Agreement by the Purchaser, and the consummation of the purchase and sale of the Purchased Securities contemplated hereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination or amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien or Other Encumbrance (or any obligation to create any Lien or Other Encumbrance) upon any of the properties or assets of the Purchaser under, (a) any Law of any Authority having jurisdiction over the Purchaser or any of its properties or assets, (b) any provision of any of the constituent documents of the Purchaser, or (c) any Contract, or any other agreement or instrument to which the Purchaser is a party or by which any of its properties or assets may be bound, and with respect to each of (a), (b), and (c) above, there is no pending action alleging any such violation.

(iii)  Due Organization.  The Purchaser is an entity duly organized, validly existing and, if applicable under the laws of its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization, and has full power and authority to, conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

(iv)  Survival of Representations and Warranties.  Each of the representations and warranties of the Purchaser in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force thereafter.

Article 5.  Conditions Precedent to Closing.

5.1  Conditions Precedent to Obligations of the Seller.  The obligations of the Seller to sell and deliver the Purchased Securities pursuant to Articles 2 and 3 hereof and to consummate the transactions contemplated hereby shall be subject to the fulfillment, or waiver by the Seller, on or prior to the Closing Date, of all of the conditions set forth below:

(i)  Representations and Warranties.  All representations and warranties of the Purchaser contained in Article 4.2 hereto were true when made and shall be true on and as of the Closing Date as if made on such date.

(ii)  Performance.  The Purchaser shall have performed and complied with all agreements and covenants required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

(iii)  Government Approvals.  All necessary Approvals from the Authorities applicable to the Purchaser, which are required to be obtained prior to the Closing Date in connection with the transactions contemplated hereby shall have been obtained within the period prescribed by the relevant statute.

5.2  Conditions Precedent to Obligations of the Purchaser.  The obligations of the Purchaser to purchase the Purchased Securities pursuant to Articles 2 and 3 hereof and to consummate the transactions contemplated hereby shall be subject to the fulfillment, or waiver by the Purchaser, on or prior to the Closing Date, of all of the conditions set forth below:

(i)  Representations and Warranties.  All representations and warranties of the Seller contained in Article 4.1 hereto were true when made and shall be true on and as of the Closing Date as if made on such date.

(ii)  Performance.  The Seller shall have performed and complied with all agreements and covenants required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

(iii)  Government Approvals.  All necessary Approvals from the Authorities applicable to the Purchaser, which are required to be obtained prior to the Closing Date in connection with the transactions contemplated hereby shall have been obtained within the period prescribed by the relevant statute.

Article 6.  Termination.

6.1  Termination by Either Party.  Either Party may terminate this Agreement (i) to the extent that performance thereof is prohibited, enjoined or otherwise materially restrained by any final, non-appealable judgment, ruling, order or decree of any Authority, provided that the Party seeking to terminate its obligations hereunder pursuant to this clause 6.1(i) shall have used its best efforts to remove such prohibition, injunction, or restraint; or (ii) by mutual written consent of the Parties.

6.2  Effect of Termination.  In the event of termination of this Agreement under any provision of this Article 6, this Agreement shall forthwith become null and void and neither Party shall have any liability to the other Party.

Article 7.  Indemnification.

7.1  Indemnification.  Subject to the following, each Party (the “Indemnifying Party”) shall indemnify and hold the other Party (the “Indemnified Party” ) harmless from and against any and all Losses that may be sustained, suffered or incurred by the Indemnified Party arising out of or relating to any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by or any certificate given by the Indemnifying Party in or pursuant to this Agreement.  The obligations under this Article 7 shall survive any termination of this Agreement.

7.2  No Waiver.  No right of the Purchaser for indemnification under this Article 7 shall be affected by any examination made for or on behalf of the Purchaser, the knowledge of any member of the Purchaser or the acceptance by the Purchaser of any certificate or opinion.  No right of the Seller for indemnification under this Article 7 shall be affected by any examination made for or on behalf of the Seller, the knowledge of any of the Seller or the acceptance by the Seller of any certificate or opinion.

Article 8.  Dispute Resolution.

8.1  Choice of Forum.  The Parties agree that all disputes, differences, controversies, claims or questions arising in connection with, occurring under, or related to, the present Agreement shall be finally settled under the Arbitration Rules of the ICC by an arbitral tribunal appointed in accordance with said Rules.  The place of arbitration shall be Nanchang, Jiangxi Province, China. The language of the arbitration shall be English.  The Parties hereby exclude any right of appeal to any court on the merits of the dispute.  Nothing contained in this Agreement shall prevent either party from seeking interim measures of protection in the form of pre-award attachment of assets, or from seeking injunctive relief to enforce in courts of competent jurisdiction rights covered by this Agreement.  In the event that any dispute arises under both this Agreement, such disputes shall be resolved in a consolidated proceeding by a single arbitral tribunal appointed by the ICC.

8.2  Governing Law.  The terms and conditions of this Agreement shall be governed by and construed in accordance with the Laws of China that have been promulgated and are available to the public, but if the promulgated and available Laws of China have no application for the relevant matters of this Agreement, the Parties shall consult the general international commercial practice.

Article 9.  Miscellaneous.

9.1  Notices.  All notices, consents, waivers, and other communications under this Agreement shall be (i) in writing, (ii) delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, or air courier guaranteeing overnight delivery, (iii) deemed to have been given on the date on which it is received, and (iv) shall be addressed as follows:

If to the Purchaser:

Shandong AgFeed Agribusiness Co., Ltd. No. 4 Chuangye Street East Development Zone Tai’an City, Shandong Province 330013, China
Phone: +(86) 791-666903 Facsimile: +(86) 791-6669090 Attention: Mr. Junhong Xiong

If to the Seller:

Nanchang Best Animal Husbandry Co., Ltd. 1095 Qinglan Avenue Eco & Tech. Development Zone Nanchang, Jiangxi Province 271000, China

Phone: +(86) 791-666903 Facsimile: +(86) 791-6669090 Attention: Dr. Songyan Li

9.2  Assignment.  Neither this Agreement nor any right or obligation arising under this Agreement may be assigned by the Seller, without the prior written consent of the Purchaser, or by the Purchaser, without the prior written consent of the Seller, provided that the Purchaser may assign this Agreement and/or its rights and obligations under this Agreement to any of its Affiliates, provided, however, that in case of any such assignment by the Purchaser, the Purchaser shall remain jointly responsible for any and all obligations set out in this Agreement, including the obligations to make any deposit or payments.

9.3  No Third-Party Beneficiaries.  This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser and the Seller, and their respective heirs, successors and assigns, and no other Person shall acquire or have any right under or by virtue of this Agreement.

9.4  Amendments.  This Agreement may be amended only by written agreement between the Purchaser and the Seller.

9.5  Severability.  If one of more provisions of this Agreement are held to be invalid or unenforceable to any extent under applicable Law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Law, so as to effectuate the Parties’ intent to the maximum extent, and the remainder of this Agreement shall be interpreted as if such provision were excluded and shall be valid and enforceable in accordance with its terms to the maximum extent permitted by applicable Law.

9.6  Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.  In addition, Articles 7, 8 and 9.6 hereof shall survive the termination of this Agreement.

9.7  Costs and Expenses.  Each Party shall bear its own costs and expenses incurred in connection with this Agreement, including, without limitation, the fees and expenses of their respective accountants and legal counsel.

9.8  Governing Language.  In the event of any conflict between the English language version of this Agreement and any translation hereof, the English language version shall prevail.

9.9  Entire Agreement.  This Agreement (including all exhibits and schedules hereto) constitutes the entire agreement and understanding of the Parties hereto with respect to the subject matter of such documents, and supersedes all prior agreements and understandings, both written and oral, of the Parties relating to the subject matter of such documents.

9.10  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SHANDONG AGFEED AGRIBUSINESS CO., LTD.		NANCHANG BEST ANIMAL HUSBANDRY CO., LTD.

By:	Li Songyan	By:	Xiao Qiu Sheng
	Name: Li Songyan		Name: Xiao Qiu Sheng
	Title: Chairman		Title: General Manager

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Schedule 4.1(v)(1) – Governmental Approvals

Approval by the original Chinese Authority approving the establishment of the Company as a wholly foreign owned enterprise is required.